Exhibit 5.1

NEW YORK		ATLANTA
LONDON		BALTIMORE
SINGAPORE		WILMINGTON
PHILADELPHIA	FIRM and AFFILIATE OFFICES	MIAMI
CHICAGO		BOCA RATON
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SAN FRANCISCO	www.duanemorris.com	NEWARK
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SAN DIEGO		CHERRY HILL
SHANGHAI		LAKE TAHOE
TAIWAN		MYANMAR
BOSTON		OMAN
HOUSTON LOS ANGELES		A GCC REPRESENTATIVE OFFICE
HANOI		OF DUANE MORRIS
HO CHI MINH CITY
ALLIANCES IN MEXICO
AND SRI LANKA

January 17, 2020

Annovis Bio, Inc.

1055 Westlakes Drive, Suite 300

Berwyn, PA 19312

Re:                             Exhibit 5.1 to Registration Statement on Form S-1

Ladies and Gentlemen:

We are acting as counsel to Annovis Bios, Inc., a Delaware corporation (the “Company”), in connection with its registration statement on Form S-1 (File No. 333-232529), as amended (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed public offering of up to 1,428,571 common stock shares of beneficial interest in the Company, $0.0001 par value per share (the “Common Shares”), including 214,285 Common Shares that may be sold pursuant to the underwriters’ option to purchase additional shares (collectively, the “Offering Shares”).  All of the Offering Shares are to be sold pursuant to the proposed form of Underwriting Agreement among the Company and the underwriters named therein (the “Underwriting Agreement”) filed as Exhibit 1.1 to the Registration Statement.

For purposes of rendering this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of: (a) The Underwriting Agreement; (b) the Amended and Restated Certificate of Incorporation of the Company, as filed with and certified by the Secretary of State of the State of Delaware; (c) the Amended and Restated Bylaws of the Company in the form filed with the Securities and Exchange Commission; and (d) resolutions of the Board of Directors of the Company, as attested by the Secretary of the Company.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion and we are familiar with the proceedings taken and proposed to be taken by the Company in with the authorization, issuance and sale of the Offering Shares. In our examination, we have assumed the

DUANE MORRIS LLP
30 SOUTH 17TH STREET	PHILADELPHIA, PA 19103-4196	PHONE: 215.979.1000	FAX: 215.979.1020

genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term “Delaware General Corporation Law, as amended” includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

Based upon, subject to and limited by the foregoing, we are of the opinion that:

Following (i) execution and delivery by the Company of the Underwriting Agreement, (ii) effectiveness of the Registration Statement, (iii) issuance of the Offering Shares pursuant to the terms of the Underwriting Agreement, and (iv) receipt by the Company of the consideration for the Offering Shares specified in the resolutions of the Board of Directors of the Company and to be adopted by the pricing committee thereof, the Offering Shares will be validly issued, fully paid and nonassessable.

The opinion expressed herein is rendered as of the date hereof and is based on existing law, which is subject to change.  Where our opinion expressed herein refers to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date.  We do not undertake to advise you of any changes in the opinion expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinion should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

Our opinion expressed herein is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and we consent to the reference of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Duane Morris LLP